Exhibit 13.1

906 CERTIFICATION

The certification set forth below is being submitted in connection with the annual report of RBS Holdings N.V. on Form 20-F for the year ended December 31, 2013, as amended by Amendment No.1 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Securities Exchange Act of 1934”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Jan de Ruiter, Chairman of the Managing Board, and Cornelis Visscher, Chief Financial Officer, of RBS Holdings N.V., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of RBS Holdings N.V.

December 30, 2014

/s/ Jan de Ruiter
Jan de Ruiter Chairman of the Managing Board

/s/ Cornelis Visscher
Cornelis Visscher Chief Financial Officer